UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2015

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2015, Tribune Publishing Company (the “Company”) announced that John B. Bode stepped down as the Company’s Executive Vice President and Chief Financial Officer effective January 18, 2015 and would be succeeded by Sandra J. Martin, currently Senior Vice President, Corporate Finance and Investor Relations.  Ms. Martin will assume the role of Interim Chief Financial Officer as the Company undertakes a search for a new Chief Financial Officer.

Ms. Martin, age 53, has served as the Company’s Senior Vice President, Corporate Finance and Investor Relations since November 2014 and its Vice President, Corporate Finance and Investor Relations since March 2014. Prior to joining the Company, Ms. Martin served as Vice President, Corporate Controller for Belo Corp. (a media company) from April 2010 through March 2014. Ms. Martin also served as Chief Financial Officer for Entech Solar (a renewable energy technologies company) from March 2009 through mid-April 2010.

The Company has entered into a Separation Agreement with Mr. Bode which provides that he will receive the following compensation and benefits in connection with his separation:

•                  A cash payment equal to 12 months of Mr. Bode’s current annual base salary; this amount, which was due in a lump sum under the terms of Mr. Bode’s employment agreement, will instead be paid in monthly installments through the end of 2015;

•                  An additional cash payment equal to 75% of Mr. Bode’s current annual base salary, payable in a lump sum, in lieu of an annual bonus for 2014;

•                  An additional monthly cash payment for 12 months equal to the monthly COBRA coverage payment for Mr. Bode; and

•                  Accelerated vesting of that portion of Mr. Bode’s outstanding equity awards (stock options and restricted stock units) that would otherwise vest on March 1, 2015 (10,000 options with an exercise price of $19.20 per share and 3,750 restricted stock units) with an extended period to exercise the stock options, for up to one year post-termination.

The Separation Agreement includes a customary release of claims, as well as non-solicitation, non-interference, non-disparagement and confidentiality provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure

A press release relating to Mr. Bode’s departure and Ms. Martin’s appointment as the Company’s Interim Chief Financial Officer is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Separation Agreement between Tribune Publishing Company, LLC and John Bode, dated January 19, 2015.
99.1	Press Release, dated January 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: January 20, 2015	By:	/s/ Julie K. Xanders
Julie K. Xanders
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement between Tribune Publishing Company, LLC and John Bode, dated January 19, 2015.
99.1	Press Release, dated January 20, 2015.